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                              ARTICLES OF AMENDMENT

                                     TO THE

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                       MAVERICK REINCORPORATION SUB, INC.





TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

     Pursuant to the provisions of Sections 490.1001 and 490.1003, and in accordance with Section 490.1006, of the Iowa Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to the corporation's Amended and Restated Articles of Incorporation.

1.   The name of the corporation is Maverick Reincorporation Sub, Inc.

2. Article I of the Amended and Restated Articles of Incorporation is hereby amended by deleting "Maverick Reincorporation Sub, Inc." and substituting therefor "MidAmerican Energy Holdings Company."

3.   The date of adoption of the amendment was March 12, 1999.

4A. The amendment was approved by the sole shareholder. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented is as follows:

     Voting            Shares                   Entitled                Number
     Group             Outstanding              to Vote                 of Votes
     -----             -----------              -------                 --------
     Common            10                       10                      10


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4B.  The total number of undisputed votes cast for the amendment by each voting group are as follows:

                                Total Votes of              Total Votes of
     Voting Group               Shares Voted For            Shares Voted Against
     ------------               ----------------            --------------------
     Common                     10                          0


5. The number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

6. These Articles of Amendment shall become effective at the time of filing with the Secretary of State of Iowa.



MAVERICK REINCORPORATION SUB, INC.




/s/ Steven A. McArthur
---------------------------
Steven A. McArthur
Senior Vice President and Secretary


Dated:  March 12, 1999


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